EXHIBIT 99
THE DELAWARE COUNTY BANK AND
TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
Lewis Center, Ohio
FINANCIAL STATEMENTS
December 31, 2007 and 2006

Report of Independent Registered Public Accounting Firm
Administrative Committee
The Delaware County Bank and Trust Company
Employee 401(k) Retirement Plan
Lewis Center, Ohio
We have audited the accompanying statement of net assets available for benefits of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan as of December 31, 2007, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit also included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan as of December 31, 2007 and the changes in its net assets available for benefits for the year then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the 2007 basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the 2007 basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the 2007 basic financial statement taken as a whole.
/s/ BKD, LLP
Cincinnati, Ohio
June 30, 2008
Federal Employer Identification Number: 44-0160260

REPORT OF INDPENDENT REGISTERED PUBLIC ACCOUTNING FIRM
Administrative Committee
The Delaware County Bank and Trust Company
Employee 401(k) Retirement Plan
Lewis Center, Ohio
We have audited the accompanying statement of net assets available for benefits of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the Plan) as of December 31, 2006. This financial statement is the responsibility of the Plan’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Plan is not required to have, nor were we engaged to perform an audit of internal control over financial reporting. Our audit included consideration of internal over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates used by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statement referred to above presents fairly, in all material respects, the net assets available for benefits as of December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP
Cincinnati, Ohio
June 28, 2007

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
December 31, 2007 and 2006

	2007	2006

ASSETS
Investments at fair value (Note 4)	$4,767,050	$5,990,909
Cash	85	18

Total	4,767,135	5,990,927

Receivables:
Accrued income	3,662	11,722
Employer contributions	6,058	5,694
Employee contributions	19,062	18,757

Total receivables	28,782	36,173

Net assets available for benefits	$4,795,917	$6,027,100

See accompanying notes to financial statements.

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
Year ended December 31, 2007

2007
ADDITIONS
Additions to net assets attributed to:
Investment income
Interest and dividend income	318,634

Total investment income	318,634

Cash contributions:
Employee	420,349
Employer	136,972

Total contributions	557,321

Total additions	875,955

DEDUCTIONS
Deductions from net assets attributed to:
Net depreciation in fair value of investments	(981,810)
Benefits paid directly to participants	(1,123,918)
Administrative Fees	(1,410)

Total deductions	(2,107,138)

Decrease in net assets available for benefits	(1,231,183)

Net assets available for benefits
Beginning of year	6,027,100

End of year	$4,795,917

See accompanying notes to financial statements.

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 1 — DESCRIPTION OF PLAN
The following description of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the “Plan”) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan’s provisions.
GENERAL: The Plan is a defined contribution plan covering all eligible employees of The Delaware County Bank and Trust Company, and its affiliates, DCB Insurance Services, LLC and DCB Title Services, LLC (collectively the “Company”). All employees who are at least 20 years of age and complete 6 months of service are eligible to be in the Plan. Each employee may enter the plan on the first day of the plan quarter following completion of the eligibility requirements. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.
CONTRIBUTIONS: Participants may make salary deferral contributions at their discretion up to and in accordance with applicable sections of the Internal Revenue Code. Participants direct the investment of their contributions into various investment options offered by the Plan. At the discretion of the Board of Directors, the Company matches the participants’ contributions up to a maximum of 6% of their annual compensation. During 2007, the Company’s matching contribution was 50% of employee contributions up to the maximum of 6% of annual compensation. In addition, the Board of Directors can provide for an additional Company contribution on a discretionary basis. In 2007 there was no additional discretionary contribution.
PARTICIPANT ACCOUNTS: Each participant’s account is credited with the participant’s own contributions, the Company’s contributions and Plan earnings and losses. Allocations of the Company contributions are based on participant compensation and 401(k) contributions. Earnings and losses are allocated based on account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s account.
RETIREMENT, DEATH AND DISABILITY: A participant is entitled to 100% of his or her account balance upon retirement, death, or disability.
VESTING: Participants are immediately vested in their salary deferral contribution and any earnings or losses thereon. Participants vest in Company contributions and earnings or losses thereon as follows:

YEARS OF SERVICE	VESTING PERCENTAGE
Less than 1	0%
1 but less than 2	33%
2 but less than 3	66%
3 or more	100%
(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 1 — DESCRIPTION OF PLAN (Continued)
FORFEITURES: Forfeitures of terminated participants’ nonvested account balances are used to reduce employer contributions. As of December 31, 2007, there was $1,781 of forfeitures available to reduce future contributions.
PAYMENT OF BENEFITS: Upon termination of service with the Company, a participant will receive a lump-sum amount equal to the value of his or her vested account if the balance is under $1,000. If the participant’s balance is over $1,000 they may keep their account open and will be charged $100 per quarter for service fees.
LOAN PROVISIONS: Participants may borrow 50% of their vested account balance up to a maximum of $50,000 minus any loan amounts repaid in the last 12 months. The minimum loan request is $1,000 and interest is payable at the then prevailing interest prime interest rate plus 1.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
BASIS OF ACCOUNTING: The financial statements of the Plan are prepared under the accrual method of accounting.
INVESTMENT VALUATION AND INCOME RECOGNITION: The Plan’s investments are stated at fair value as estimated by the Plan’s trustee. If available, quoted market prices are used to value investments in registered investment companies. Common stock of DCB Financial Corp. (the “Corporation”) is listed on the over-the-counter bulletin board. The value of the Company’s common stock is based on the last known transaction prior to the date of each statement of net assets available for benefits. Stock price reflects inter-dealer prices, without retail mark-up, mark-down or commissions; and may not represent actual transactions.
Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.
ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates. A significant change may occur in the near term for the estimates of investment valuation.
PAYMENT OF BENEFITS: Benefits are recorded when paid.
(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 3 — PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the provisions of the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants would become 100% vested in their employer contributions.
NOTE 4 — INVESTMENTS
The following table presents investments that represent 5% or more of the Plan’s net assets:

	2007	2006

INVESTMENTS AT FAIR VALUE AS DETERMINED BY QUOTED MARKET PRICE:
Automated Cash Management Fund	$806,519	$893,207
Federated Max Cap Fund	366,784	383,533
Federated Stock Trust Fund	331,448	442,583
Federated Stock and Bond Fund	336,990	341,935
Federated Kaufman Fund	411,126	305,154
Federated Equity Fund-Growth	272,581	*

INVESTMENTS AT ESTIMATED FAIR VALUE:
DCB Financial Corp common stock	964,986	2,241,779

*	Investment represents less then 5% of net assets at the specified date.
The Plan’s investments (including investments bought, sold, as well as held during the year) depreciated by $981,810 as detailed below:

2007

Common stocks	$(948,125)
Mutual funds	(33,685)

$(981,810)

During 2007, the Plan earned $318,634 of dividend and interest income.
NOTE 5 — PARTY-IN-INTEREST TRANSACTIONS
Parties-in-interest are defined under Department of Labor (DOL) Regulations as any fiduciary of the plan, any party rendering services to the Plan, the employer, and certain others. The Delaware County Bank and Trust Company, the employer, serves as the Plan trustee and is the custodian of the Plan assets. Transactions during the year with parties-in-interest included investment in the employer’s common stock and contributions made by the employer.

At December 31, 2007, the Plan owned 60,312 shares of DCB Financial Corp common stock, valued at $16.00 per share for a total fair value of $964,986. DCB Financial Corp is deemed a party in interest. At December 31, 2006, the Plan owned 75,993 shares of DCB Financial Corp common stock, value at $29.50 per share for a total fair value of $2,241,779. Expenses incurred in the administration of the Plan by the Trustee are paid by the Company on behalf of the Plan.
During the year ended December 31, 2007, the Plan purchased, transferred and sold or distributed to terminated participants shares of DCB Financial common stock, and received dividends on shares of DCB Financial common stock as follows:

2007
Number of shares purchased	10,123
Cost	$237,285
Average cost per share	$23.44

Number of shares sold or distributed	18,325
Fair value at sale or distribution	$422,653
Average fair value per share	$23.06

Dividends	$43,174
(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 6 — TAX STATUS
The Internal Revenue Service has determined and informed the Company by letter dated November 19, 2001, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan Sponsor believes the Plan, as amended and restated, is operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.
NOTE 7 — RISKS AND UNCERTAINTIES
The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

SUPPLEMENTAL INFORMATION

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
SCHEDULE H, LINE 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2007

Name of plan sponsor: THE DELAWARE COUNTY BANK AND TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002

		(c)
		Description of
		Investment including
	(b)	Maturity Date, Rate of		(e)
	Identity of Issue	Interest, Collateral, Par	(d)	Current
(a)	or Borrower	or Maturity Value	Cost	Value

	Federated Funds	Federated Master Trust Fund Investment in 114 shares of a registered investment company	@	$114

	Federated Funds	Federated Auto Cash Management Fund Investment in 806,519 shares of a registered investment company	@	806,519

	Federated Funds	Federated High Yield Trust Fund Investment in 7,643 shares of a registered investment company	@	44,557

	Federated Funds	Federated Bond Fund Investment in 23,758 shares of a registered investment company	@	209,067

	Federated Funds	Federated Stock Trust Fund Investment in 12,607 shares of a registered investment company	@	331,448

	Federated Funds	Federated Equity Income Fund Investment in 7,098 shares of a registered investment company	@	146,938

	Federated Funds	Federated Equity Funds — Growth Strategy A Investment in 6,908 shares of a registered investment company	@	272,581

*	Denotes parties-in-interest to the Plan.

@	Participant-directed investment. Cost basis disclosure not required.
(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
SCHEDULE H, LINE 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2007

Name of plan sponsor: THE DELAWARE COUNTY BANK AND TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002

		(c)
		Description of
		Investment including
	(b)	Maturity Date, Rate of		(e)
	Identity of Issue	Interest Collateral, Par	(d)	Current
(a)	or Borrower	or Maturity Value	Cost	Value

	Federated Funds	Federated Kaufmann Fund Investment in 65,991 shares of a registered investment company	@	411,126

	Federated Funds	Federated Equity Fund Communications Technology Class A Investment in 16,805 shares of a registered investment company	@	107,718

	Federated Funds	Federated Max Cap Fund Investment in 15,561 shares of a registered investment company	@	366,784

	Federated Funds	Federated International Equity Fund Investment in 7,038 shares of a registered investment company	@	175,816

	Federated Funds	Federated Stock & Bond Fund Investment in 18,921 shares of a registered investment company	@	336,990

	T. Rowe Price	T. Rowe Price Growth Stock Fund Investment in 1,848 shares of a registered investment company	@	61,382

	T. Rowe Price	T. Rowe Price Mid-Cap Value Fund Investment in 4,296 shares of a registered investment company	@	95,243

*	Denotes parties-in-interest to the Plan.

@	Participant-directed investment. Cost basis disclosure not required.
(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
SCHEDULE H, LINE 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2007

Name of plan sponsor: THE DELAWARE COUNTY BANK AND TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002

		(c)
		Description of
		Investment including
	(b)	Maturity Date, Rate of		(e)
	Identity of Issue	Interest Collateral, Par	(d)	Current
(a)	or Borrower	or Maturity Value	Cost	Value

	RS Partners	Robertson Stephens Investment Trust Partners Fund Investment in 6,310 shares of a registered investment company	@	194,422

	American Century	American Century Strategic Conservative Advisory Fund Investment in 1,269 shares of a registered investment company	@	7,058

	American Century	American Century Strategic Moderate Advisory Fund Investment in 6,219 shares of a registered investment company	@	42,600

	American Century	American Century Strategic Aggressive Advisory Fund Investment in 3,008 shares of a registered investment company	@	24,787

*	DCB Financial Corp	DCB Financial Corp Common Stock Investment in 60,312 shares of common stock	@	964,986

	Participant Notes	Debt obligations of Plan participants with interest rates ranging from 5.00% to 9.25%		166,914

	Cash			85

			Total	$4,767,135

*	Denotes parties-in-interest to the Plan.

@	Participant-directed investment. Cost basis disclosure not required.